Exhibit 5.1



                       [Letterhead of Brown & Wood LLP]







                                                        November 28, 2000



DaimlerChrysler Wholesale Receivables LLC
27777 Franklin Road
Southfield, Michigan 48034


                 Re:   DaimlerChrysler Wholesale Receivables LLC
                       Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $2,000,000,000 aggregate principal amount of asset backed certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued from time to time in one or more series with one or more classes by CARCO Auto Loan Master Trust (the "Trust"), which was formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Registrant, as assignee, Chrysler Financial Company L.L.C. (as a successor by merger), as servicer, and The Bank of New York, as successor trustee.

         We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Certificates.

         Based on the foregoing, we are of the opinion that:

         1. When a supplement to the Pooling and Servicing Agreement providing for the issuance of a series of Certificates has been duly authorized by all necessary action and has been duly executed and delivered, the Pooling and Servicing Agreement and such supplement will constitute valid and binding obligations of the Registrant enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

         2. When such Certificates have been duly executed, authenticated and delivered and sold and paid for as described in the Registration Statement, such Certificates will be validly issued and will be entitled to the benefits provided by the Pooling and Servicing Agreement and the related supplement.

         In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each supplement to the Pooling and Servicing Agreement and the related Certificates, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Certificates will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                       Very truly yours,


                                                       Brown & Wood LLP